Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
RC2 Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-50957, 333-50959, 333-58035, 333-58037, 333-81705, 333-91158 and 333-91236) on Form S-8 and the registration statement (No. 333-116647) on Form S-3 of RC2 Corporation of our reports dated March 4, 2005, with respect to the consolidated balance sheets of RC2 Corporation as of December 31, 2003 and 2004, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of RC2 Corporation.

/s/  KPMG LLP

Chicago, Illinois
March 4, 2005